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                                                                 Exhibit 23(d)12
                                                                    Equity Index

                 AMENDMENT TO SUBINVESTMENT MANAGEMENT AGREEMENT

     This amendment ("Amendment") is made as of June 1, 2003 by and among John Hancock Variable Series Trust I (the "Series"), State Street Bank and Trust Company ("Adviser"), and John Hancock Life Insurance Company, a Massachusetts corporation formerly known as "John Hancock Mutual Life Insurance Company" ("JHLICO").

                                    RECITALS

          A. Series, Adviser and JHLICO are parties to that certain Sub-Investment Management Agreement among John Hancock Variable Series Trust I, State Street Bank and Trust Company and John Hancock Life Insurance Company dated March 18, 1997, as amended May1, 1998, May 1, 2001 and July 1, 2001 (the Agreement") wherein Adviser is appointed as sub-investment manager of the Equity Index Fund ("Equity Index Portfolio").

          B. The parties hereto desire to amend the terms of the Agreement in accordance with Rule 12d3-1 under the Investment Company Act of 1940 pursuant to the terms of this Amendment.

                                    AMENDMENT

     Now, therefore, for good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereby agree as follows:

          7.   Recitals A and B are incorporated herein and made a part hereof.

          8. State Street Bank and Trust Company will not consult with any other sub-manager to the Equity Index Portfolio or to any other Portfolio of the Series concerning transactions of the Equity Index Portfolio in securities or other assets, except as such consultations may be reasonably necessary in order to ensure compliance with paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act.

          9. This Amendment may be executed in two or more counterparts which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day first set forth above.

JOHN HANCOCK VARIABLE

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                                       39

SERIES TRUST I


By: /s/ Michele G. Van Leer
    ------------------------------------
    Name: Michele G. Van Leer
    Title: President and CEO


JOHN HANCOCK LIFE
INSURANCE COMPANY


By: /s/ Robert R. Reitano
    --------------------------------------
    Name: Robert R. Reitano
    Title: Senior Vice President and Chief Investment Strategist


State Street Bank and Trust Company


By: /s/ Austin J. Fleites
    ------------------------------------
    Name: Austin J. Fleites
    Title: President

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